Exhibit 10.13

Texas Rare Earth Resources Corp.
7 Copana Pt.
Rockport, TX 78382

Attention:	Mr. Daniel Gorski
Chief Executive Officer

Re: Engagement Agreement (“Agreement”)

Dear Mr.Gorski:

We are pleased that Texas Rare Earth Resources Corp, incorporated in the state of Nevada (together with its subsidiaries, and their respective successors, either existing or formed subsequent to the date hereof, the “Company”) has selected SUNRISE SECURITIES CORP. (“Sunrise”) to act as non-exclusive financial advisor in connection with a best efforts capital raise (the "Financing") of the Company’s equity securities (the "Securities").

This letter confirms our acceptance, and sets forth the terms, of our engagement.

1.           Retention; Terms of the Financing.

(a)           The Company hereby retains Sunrise as the Company’s non-exclusive financial advisor in connection with the Financing and Sunrise accepts such retention on the terms and conditions set forth in this Agreement. The actual size of the Financing, the terms of the Securities, the initial number of Securities to be offered by the Company and the offering price shall be subject to a variety of factors, including the capitalization and financial condition of the Company, changes in the Company's prospects and forecasts, market and general economic conditions and the results of negotiations with potential investors.

(b)           In its capacity as non-exclusive financial adviser in connection with the Financing, Sunrise shall (i) familiarize itself, to the extent appropriate and feasible, with the business, operations, properties, financial condition, management and prospects of the Company; (ii) evaluate alternative financing structures and arrangements; (iii) introduce the Company to potential investors; (iv) assist the Company in any discussions and negotiations with potential investors; (v) assist the Company in closing the Financing; and (vi) provide such other financial advisory and investment banking services in connection with the Financing upon which the parties may mutually agree.

2.           Information.  In connection with Sunrise's activities hereunder, the Company will furnish Sunrise and its counsel, upon request, with all relevant information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”), and with a private placement memorandum with respect to the Company and the Financing in a form acceptable to Sunrise (such memorandum, including any exhibits, amendments and supplements thereto to the extent authorized by Sunrise being hereinafter referred to as the “Offering Materials”).  The Company represents and warrants to Sunrise that all Information and the Offering Materials will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made.  The Company further represents and warrants that any projections provided by them to Sunrise will have been prepared in good faith and will be based upon assumptions, which, in light of the circumstances under which they are made, are reasonable.  The Company recognizes and confirms that Sunrise:  (i) will use and rely primarily on the Information, the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized as the Company's non-exclusive financial advisor to transmit to any prospective investor (pursuant to the procedure outlined in Section 3(a)) a copy or copies of the Offering Materials, forms of purchase agreements and any other legal documentation supplied to Sunrise for transmission to any prospective investor by or on behalf of the Company or by any of the Company’s officers, representatives or agents, in connection with the performance of Sunrise’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or Offering Materials or such other information; (iv) will not make an appraisal of any assets of the Company; and (v) retains the right to continue to perform due diligence during the course of its engagement hereunder.

3.           Compensation.  As consideration for services rendered and to be rendered by Sunrise hereunder, the Company agrees, upon execution of this Agreement, to issue to Sunrise five thousand (5,000) shares of restricted stock. Additionally, the Company shall issue to Sunrise, five thousand (5,000) shares of restricted stock on a monthly basis, on the anniversary date of this signed agreement, during the term of this Agreement

(a)           In order to earn compensation as provided for in Sections 3(a), (b) and (c) hereunder, the following procedure shall be followed as to identifying and introducing to the Company proposed purchasers of Securities or participants in an Alternative Transaction (as defined herein); such proposed purchasers or participants being referred to as “Participants.”  First, Sunrise will inform the Company of the identity of any proposed Participant.  If the proposed Participant is acceptable to the Company and has not been previously introduced to the Company, the Company will promptly so notify Sunrise in writing; thereafter Sunrise will be protected as to a fee for any Financing resulting from Sunrise’s identification of such Participant if such transaction is consummated during the term hereof or within the 12 month period referred to in paragraph 3(b) (the “Protected Participants”).  Upon closing of the Financings, the Company shall pay to Sunrise, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in each Financing from a Protected Participant and warrants to purchase 10% of the quantity of shares sold to Protected Participants at the strike price offered to the Protected Participants in the Financing.  If any portion of the proceeds raised in the Financing are not paid to the Company at the closing of the Financing but rather is deferred until a later date or satisfaction of a condition precedent, the placement fee relating to such deferred proceeds shall be paid by the Company upon receipt of the deferred proceeds.  If the Financing is consummated by means of more than one closing, Sunrise shall be entitled to the fees provided herein with respect to each such closing.

(b)           Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if within twelve months from the effective date of termination of this Agreement, the Company enters into a definitive commitment relating to a Financing (or any portion thereof) with any Protected Participants, the Company shall pay to Sunrise fees in accordance with the terms and provisions of Section 3(a).

(c)           In the event that, during the term of this Agreement or within twelve months from the effective date of the termination of this Agreement, the Company proposes any transaction, other than a Financing, including, without limitation, any merger, acquisition or sale of stock or assets (whether the Company is the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, an “Alternative Transaction”), then, if any such Alternative Transaction is consummated with a Protected Participant, the Company shall pay to Sunrise a fee of 3%  of the aggregate amount of the consideration paid or received by the Company and/or its stockholders in such Alternative Transaction, such fee to be payable in cash at the closing to which it relates.  The amount of consideration paid in an Alternative Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received by the Company and/or its stockholders in such Alternative Transaction, including, without limitation, cash, stock, other property or evidences of indebtedness, assumption of liabilities or any combination thereof.  If all or portion of the consideration paid in the Alternative Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Alternative Transaction is consummated as mutually agreed upon in good faith by the Company’s board of directors and Sunrise.  If the non-cash consideration paid in the Alternative Transaction consists of preferred stock or debt securities, the value thereof shall be the liquidation value or principal amount, as the case may be.  Any amounts payable by a purchaser to the Company, any stockholder of the Company or an affiliate of either the Company or any stockholder of the Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement (or payable by the Company if the Company is the acquiring entity) shall be deemed to be part of the consideration paid in the Alternative Transaction.  If all or a portion of the consideration payable in connection with the Alternative Transaction includes contingent future payments, then the Company shall pay to Sunrise, upon consummation of such Alternative Transaction, an additional cash fee, determined in accordance with this Section 3(c), as, when and if such contingency payments are received. If, with respect to any non-cash consideration, the Company and Sunrise are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing property of the nature of the subject consideration acceptable to the Company and Sunrise (the fees and expenses of whom shall be borne equally by the Company and Sunrise).

4.           Expenses.  In addition to payment to Sunrise of the compensation set forth in Section 3 hereof, and regardless of whether any Financing or Alternative Transaction is consummated, the Company shall pay directly for all expenses (including, without limitation, fees and disbursements of legal counsel, all customary fees and expenses incurred in connection with due diligence and road shows, including, without limitation, travel, lodging and entertainment expenses) to be incurred by Sunrise in connection with its engagement hereunder.  In the event any such expenses are paid by Sunrise, the Company agrees to reimburse Sunrise, promptly upon its request from time to time, for all such expenses and any other out-of-pocket expenses incurred by Sunrise in connection with its engagement hereunder.  Without limiting the foregoing, it is also agreed that all “blue sky” filing fees, disbursements, registration expenses and qualification expenses shall be arranged, if applicable, and paid directly by the Company.  The Company must pre-approve any and all expenses incurred by Sunrise over the amount of $1,500 as per an approved budget and whenever possible Sunrise and the Company agree to discuss all expenses in order to maximize each others relationships in order to ensure maximum cost savings.

5.           Certain Offering Procedures; Agency Agreement; Other Actions.  The parties acknowledge that it is their intention that the Financing shall be conducted so as to be exempt from the registration requirements of the Securities Act of 1933 (the "Act").  It is understood that investors in the Financing shall be "accredited investors" or fall within other categories sanctioned by Regulation D under the Act.  In effecting the Financing, the Company and Sunrise each agree to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements.  If requested by Sunrise, prior to closing the Financing, the Company and Sunrise will execute a mutually agreeable Agency Agreement containing representations, warranties, covenants (including, without limitation, a six-month post-closing prohibition on private placements by the Company without the prior written consent of Sunrise), conditions (including, without limitation, opinions to be delivered by counsel to the Company), indemnities and other provisions appropriate to a transaction such as the Financing.  Failure to enter into such agreement for any reason shall not relieve the Company from its obligations pursuant to this Agreement.  The Company shall also execute and/or deliver such other instruments, documents and agreements and take such other action as Sunrise may reasonably request in connection with the provision of its services hereunder and the consummation of the Financing or an Alternative Transaction.

6.           Indemnification.  The Company agrees to indemnify Sunrise in accordance with the indemnification and other provisions set forth in Exhibit A attached hereto, which provisions are incorporated herein by this reference and shall survive the termination or expiration of this Agreement.

7.           Reserved.

8.           Other Activities.  The Company acknowledges that Sunrise has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor or investment banker to other companies in the industry in which the Company is involved.  The Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Sunrise or of any partner, employee, agent or representative of Sunrise, to be a partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of Sunrise to render services of any kind to any other corporation, firm, individual or association.  Sunrise may, but shall not be required to, present opportunities to the Company.

9.           Advice, Etc.  The Company acknowledges that all opinions and advice (written or oral) given by Sunrise to the Company in connection with Sunrise’s engagement are intended solely for the benefit and use by the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Sunrise to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Sunrise, or use Sunrise’s name in any annual reports or other reports or releases of the Company without Sunrise’s prior written consent, which shall not be unreasonably withheld.

10.           Representations and Covenants.  The Company represents and agrees that (i) as of the date hereof, the Company is not obligated to pay any finder in connection with any proposed Financing and/or Alternative Transaction pursuant to any other agreement and in any and all events that any parties other than Sunrise ("Other Parties") seek compensation relating to the closing of any proposed Financing and/or Alternative Transaction, Sunrise shall be entitled to receive its full compensation from the Company as set forth in this Agreement and that Sunrise shall have no obligation whatsoever to pay any Other Parties, (ii) the Company shall deliver (or cause to be delivered) to Sunrise and the investors or other parties participating in the Financing and/or Alternative Transaction, as applicable (or cause to be delivered), at the closing of each Financing and/or Alternative Transaction conducted hereunder, a certificate of each a senior officer of the Company to the effect that the Company's information provided to Sunrise and the investors or other parties participating in the Financing and/or Alternative Transaction does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and all necessary corporate approvals have been obtained to enable the Company to consummate the Financing and/or Alternative Transaction, and deliver the Securities in accordance with the terms of the Financing or the consummate the Alternative Transaction, (iii) as of the date hereof, there is no litigation pending or involving the business or property of the Company, (iv) the Company owns or possesses free of all encumbrances its assets, trademarks, patents, and copyrights necessary to conduct its business, (v) all taxes which are due and payable by the Company have been paid in full and the Company has no tax deficiency or claims outstanding or proposed against it, (vi) the financial statements of the Company present the financial position as of the date hereof and such financial statements have been prepared in accordance with generally accepted accounting principals, (vi) any Financing and/or Alternative Transaction shall only be conducted and closed, at the sole expense of the Company, through an escrow account and escrow agent that are both pre-approved by the Company and Sunrise, and (vii) all "blue sky" legal work shall be performed by the Company's counsel at the Company's sole expense.

11.           Termination; Survival of Provisions.  This Agreement shall expire 12 months from the date hereof, provided that Sunrise or the Company may terminate this Agreement at any time upon 60 days' prior written notice to the other party.  In the event of such termination, the Company shall pay and deliver to Sunrise (i) all compensation earned through the date of such termination (“Termination Date”) pursuant to any provision of Section 3 hereof, and shall reimburse Sunrise for all expenses incurred by Sunrise in connection with its services hereunder pursuant to Section 4 hereof.  All such fees and reimbursements due to Sunrise pursuant to the immediately preceding sentence shall be paid to Sunrise on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a Financing or Alternative Transaction or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3(c) above).  Notwithstanding anything expressed or implied herein to the contrary, the terms and provisions of Sections 3(c), 4, 6 (including, but not limited to, the provisions of Exhibit A incorporated herein by reference), 7, 8, 10, this Section 11, Sections 13, 14, 15, 17, 18 and 19 shall survive the termination of this Agreement.

12.           Notices.  All notices provided hereunder shall be given in writing and either delivered personally or sent by confirmed facsimile transmission, by overnight courier service or by certified mail, return receipt requested, if to Sunrise, to Sunrise Securities Corp., 641 Lexington Avenue, New York, New York, 10022, Attention: Marcia Kucher, CFO and if to the Company, Texas Rare Earth Resources Corp. 7 Copana Road Rockport, TX 78382, Attention Daniel Gorski. Any notice delivered personally shall be deemed given upon receipt; any notice sent by confirmed facsimile transmission shall be deemed given on the day sent if sent during the normal business hours on a normal business day of the recipient and otherwise on the following business day; any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

13.           Waiver. The failure or neglect of any of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or its waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition by such party, but the same shall continue in full force and effect.  Any waiver must be in writing duly executed by the parties hereto.

14.           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement (including all exhibits hereto) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal court sitting in New York County, New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 12 hereof.  The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

15.           Amendments.  This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

16.           Headings.  The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

17.           Successors and Assigns.  The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns.  Notwithstanding anything contained herein to the contrary, neither Sunrise nor the Company shall assign any of its obligations hereunder without the prior written consent of such other party.

18.           Press Announcements.  At any time after the consummation or other public announcement of the Financing, Sunrise may place an announcement in such newspapers and publications as it may choose, stating that Sunrise has acted as non-exclusive financial advisor to the Company in connection with the Financing or an Alternative Transaction.

19.           No Fiduciary Relationship.  Sunrise has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between Sunrise, on the one hand, and the Company or its management or board of directors, on the other.  Sunrise will have no authority under this Agreement to bind the Company in any way to any other party.  In addition, nothing contained in this Agreement will require the Company to accept the terms of any proposed Financing.

20.           Counterparts.  For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which, taken together, shall constitute one and the same agreement.  Facsimile signatures shall be deemed originals for all purposes hereunder.

(Remainder of page intentionally left blank.  Signature page to follow.)

If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

Very truly yours,

SUNRISE SECURITIES CORP.

By: /s/ Marcia Kucher
Marcia Kucher, CFO

Confirmed and agreed to as of the date first above written.

Texas Rare Earth Resources Corp.

By: /s/ Daniel Gorski
Daniel Gorski
Chief Executive Officer

Indemnification Provisions (attached as Exhibit A)

EXHIBIT A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Sunrise Securities Corp. (“Sunrise”) by Texas Rare Earth Resources Corp. (the “Company”) pursuant to a letter agreement, dated November 03, 2010 by and among Sunrise and the Company, as such letter agreement may be amended from time to time (the “Letter Agreement”), the Company hereby agrees as follows:

1.           The Company agrees to indemnify and hold harmless Sunrise and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all pending or threatened actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Sunrise’s acting for the Company, including, without limitation, any act or omission by Sunrise in connection with its acceptance of or the performance or non-performance of its obligations under the Letter Agreement, any breach by the Company of any representation, warranty, covenant or agreement contained in the Letter Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by Sunrise of its rights under the Letter Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Sunrise by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

2.           These indemnification provisions shall extend to the following persons (collectively, the “Indemnified Parties”):  Sunrise, its present and former affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them.  These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

3.           If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from their respective obligations hereunder.  An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company.  Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company, as applicable.  The Company shall be liable for any settlement of any claim against any Indemnified Party made with the written consent of the Company (which consent shall not be unreasonably withheld or delayed).  The Company shall not, without the prior written consent of Sunrise, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (a) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (b) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

4.           In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (a) in accordance with the relative benefits received by the Company and its respective stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (b) if (and only if) the allocation provided in clause (a) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations.  No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation.  The relative benefits received (or anticipated to be received) by the Company and its respective stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Letter Agreement relates relative to the amount of fees actually received by Sunrise in connection with such transaction or transactions.  Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Sunrise pursuant to the Letter Agreement.

5.           Neither termination nor completion of the engagement of Sunrise referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect and shall be in additional to any liability that the Company might otherwise have to any Indemnified Party under the Letter Agreement or otherwise.  The indemnification provisions shall be binding upon the Company and its respective successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

These Indemnification Provisions may be executed in any number of counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Facsimile signatures shall be deemed originals for all purposes hereunder.

Executed as of the date first set forth above.

Texas Rare Earth Resources Corp.

By: /s/ Daniel Gorski
Name: Daniel Gorski
Title: Chief Executive Officer

Confirmed and Agreed:

SUNRISE SECURITIES CORP.

By: /s/ Marcia Kucher
Name: Marcia Kucher
Title  CFO